Exhibit 99.1

For Additional Information:

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR THIRD QUARTER 2024

Refinances Only 2024 Maturity

ALISO VIEJO, CA – November 12, 2024 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the third quarter ended September 30, 2024.

Third Quarter 2024 Operational Results (as compared to Third Quarter 2023):

●	Net Income: Net income was $3.2 million as compared to $15.6 million.
●	Comparable RevPAR: Comparable RevPAR decreased 1.3% to $207.56. The average daily rate was $301.69 and occupancy was 68.8%. Excluding The Confidante Miami Beach as it transitions to Andaz Miami Beach, RevPAR decreased 0.1%. Excluding The Confidante Miami Beach and the Hilton San Diego Bayfront, which was negatively impacted by labor activity in the third quarter of 2024, RevPAR increased 2.4%.
●	Adjusted EBITDAre: Adjusted EBITDAre decreased 15.9% to $53.6 million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share decreased 21.7% to $0.18.

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

Bryan A. Giglia, Chief Executive Officer, stated, “Despite continued moderation in leisure demand, our urban and convention hotels continued to perform well during the third quarter, resulting in our stabilized portfolio, excluding The Confidante Miami Beach and Hilton San Diego Bayfront, growing RevPAR by 2.4% and hotel earnings by 7.2%. We continue to benefit from our recent investment at The Westin Washington, DC Downtown and from our acquisition of the Hyatt Regency San Antonio Riverwalk. We were also encouraged by growing demand for business travel in several of our markets including Boston and San Francisco and strong group demand at Montage Healdsburg.”

Mr. Giglia continued, "We remain focused on positioning Sunstone for meaningful earnings growth in 2025 as we benefit from the renovation and recent conversion of the Marriott Long Beach Downtown, the debut of Andaz Miami Beach and the full year contribution from the Hyatt Regency San Antonio Riverwalk. Since the beginning of the third quarter, we successfully deployed $23 million to repurchase our stock at an average price of $9.79 per share, a meaningful discount to NAV. Our exceptional portfolio combined with our strong balance sheet with meaningful liquidity, position Sunstone to create value for our shareholders by recycling and deploying capital throughout the cycle.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2024	2023	Change		2024	2023	Change

Net Income	$3.2	$15.6	(79.1)%		$42.4	$79.7	(46.8)%
(Loss) Income Attributable to Common Stockholders per Diluted Share	$—	$0.06	(100.0)%		$0.15	$0.33	(54.5)%

Comparable Operating Statistics (1)
RevPAR	$207.56	$210.37	(1.3)%		$218.85	$225.24	(2.8)%
Occupancy	68.8%	69.1%	(30)	bps	69.9%	71.4%	(150)	bps
Average Daily Rate	$301.69	$304.44	(0.9)%		$313.09	$315.46	(0.8)%

Comparable Operating Statistics, excluding The Confidante Miami Beach
RevPAR	$216.01	$216.33	(0.1)%		$226.66	$227.20	(0.2)%
Occupancy	71.6%	70.3%	130	bps	72.3%	71.8%	50	bps
Average Daily Rate	$301.69	$307.72	(2.0)%		$313.50	$316.43	(0.9)%

Comparable Adjusted EBITDAre Margin, excluding The Confidante Miami Beach	25.2%	26.6%	(140)	bps	27.3%	29.4%	(210)	bps

Adjusted EBITDAre	$53.6	$63.7	(15.9)%		$181.6	$208.8	(13.0)%
Adjusted FFO Attributable to Common Stockholders	$36.9	$46.4	(20.5)%		$131.0	$157.6	(16.9)%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.18	$0.23	(21.7)%		$0.64	$0.76	(15.8)%
(1)	Comparable operating statistics presented in this release include all 15 hotels owned by the Company at September 30, 2024, and include both prior ownership results and the Company's results for the Hyatt Regency San Antonio Riverwalk, acquired by the Company in April 2024.

Recent Developments

Stock Repurchase Program. Since the start of the third quarter of 2024 through November 11, 2024, the Company repurchased 2,329,574 shares of its common stock at an average purchase price of $9.79 per share for a total repurchase amount before expenses of $22.8 million. Year to date through November 11, 2024, the Company has repurchased a total of 2,688,582 shares of its common stock at an average purchase price of $9.83 per share for a total repurchase amount before expenses of $26.4 million. The average purchase price per share represents a substantial discount to consensus estimates of net asset value and implies a highly attractive valuation multiple on the Company’s stabilized cash flow. The Company currently has $428.3 million remaining under its existing stock repurchase program authorization.

New Unsecured Term Loan and JW Marriott New Orleans Mortgage Refinancing. On November 7, 2024, the Company entered into a new delayed draw $100.0 million term loan agreement. The Company expects to fully draw the term loan in early December and use most of the proceeds to repay the loan secured by the JW Marriott New Orleans which will have a balance of $72.1 million at maturity. The new term loan has an initial term of one year with two six-month extension options, which would result in an extended maturity of November 2026. The new term loan will bear interest pursuant to a leverage-based pricing grid ranging from 1.35% to 2.20% over the applicable adjusted term SOFR and the Company may elect to swap some or all of the loan balance to fixed rates. Following the repayment of the loan secured by the JW Marriott New Orleans, all of the Company’s hotels are unencumbered and, inclusive of extension options, the Company has no debt maturities prior to 2026.

Andaz Miami Beach Update

The Company has revised its completion schedule and now anticipates that Andaz Miami Beach will debut in February 2025 and that the total net investment will be approximately $95 million. The revised timeline and budget reflect weather and permitting delays that have impacted the pace and total cost of the project. The resort is expected to generate an EBITDAre loss of approximately $2 million to $3 million in 2024, which is approximately $1.5 million better than its prior estimate, as the Company has been able to minimize certain carry costs while the renovation work is performed.

The Company continues to expect that Andaz Miami Beach will drive significant earnings growth in 2025 and beyond as the well-located resort realizes the benefit of the renovation. In addition, Sunstone remains well positioned to drive incremental earnings from the Company's recent brand conversions, including the full-year contribution and recapture of displacement at the recently converted Marriott Long Beach Downtown, the continued ramp-up of multiple assets in the portfolio, and the full-year contribution from its recently completed acquisition of the Hyatt Regency San Antonio Riverwalk.

Balance Sheet and Liquidity Update

As of September 30, 2024, the Company had $192.6 million of cash and cash equivalents, including restricted cash of $77.0 million, total assets of $3.1 billion, including $2.8 billion of net investments in hotel properties, total debt of $817.4 million and stockholders’ equity of $2.1 billion.

Capital Investments Update

During the third quarter of 2024, the Company invested $41.6 million into its portfolio. The majority of the investment consisted of the transformational renovation and conversion of The Confidante Miami Beach to Andaz Miami Beach. The Company currently expects to invest approximately $140 million to $150 million into its portfolio in 2024, with the majority of the investment relating to the conversions of Andaz Miami Beach and the Marriott Long Beach Downtown and a soft goods renovation at Wailea Beach Resort.

2024 Outlook

The Company’s updated full year guidance is impacted by the previously disclosed labor activity at the Hilton San Diego Bayfront, which has led to incremental earnings disruption above the Company’s initial estimates; severe weather that impacted the state of Florida; and a slower than anticipated recovery in Maui. For the full year 2024, the Company expects:

Metric ($ in millions, except per share data)	Adjusted Prior Full Year 2024 Guidance (1)	Current Full Year 2024 Guidance (2)	Change in Full Year 2024 Guidance Midpoint
Net Income	$43 to $53	$31 to $41	- $12
Total Portfolio RevPAR Growth (3)	- 1.6% to + 0.40%	- 3.25% to - 1.75%	- 190 bps
Total Portfolio RevPAR Growth, excluding The Confidante Miami Beach (3)	+ 0.9% to + 2.90%	- 0.75% to + 0.75%	- 190 bps
Adjusted EBITDAre	$230 to $240	$220 to $230	- $10
Adjusted FFO Attributable to Common Stockholders	$161 to $171	$152 to $162	- $9
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.79 to $0.84	$0.75 to $0.80	- $0.04
Diluted Weighted Average Shares Outstanding	204,000,000	203,000,000	- 1,000,000

(1)	Reflects guidance presented on August 7, 2024, adjusted for the mid-point impact of the labor activity at the Hilton San Diego Bayfront as presented in the Company’s October 10, 2024 press release and Form 8-K.
(2)	Detailed reconciliations of Net Income to non-GAAP financial measures are provided later in this release.
(3)	RevPAR Growth reflects comparison to full year 2023.

Full year 2024 guidance is based in part on the following full year assumptions:

●	Full year total Adjusted EBITDAre displacement of approximately $15 million in connection with capital investments.
●	Full year interest income of approximately $12 million, an increase of $0.5 million relative to the Company’s prior estimate.
●	Full year corporate overhead expense (excluding deferred stock amortization) of approximately $21 million, a decrease of $0.5 million relative to the Company’s prior estimate.
●	Full year interest expense of approximately $53 million to $54 million, including approximately $3 million in amortization of deferred financing costs, and $1 million of noncash interest expense from derivatives. Excluding the noncash interest from derivatives, the midpoint of the range is unchanged from the Company’s prior estimate.
●	Full year preferred stock dividends of approximately $15.5 million, which includes the Series G, H and I cumulative redeemable preferred stock.
●	The Confidante Miami Beach is expected to reopen as Andaz Miami Beach in February 2025, and the Company currently anticipates that the resort will generate an EBITDAre loss of approximately $2 million to $3 million, excluding pre-opening and certain capitalized costs, in 2024, an improvement of $1.5 million relative to the Company’s prior estimate.

Dividend Update

On November 8, 2024, the Company’s Board of Directors authorized a cash dividend of $0.09 per share of its common stock. Based on the Company’s current outlook, the fourth quarter common dividend should be sufficient to satisfy the Company’s distribution requirements for 2024. In addition, the Company’s Board of Directors authorized cash dividends of $0.562500 per share payable to its Series G cumulative redeemable preferred stockholders, $0.382813 per share payable to its Series H cumulative redeemable preferred stockholders and $0.356250 per share payable to its Series I cumulative redeemable preferred stockholders. The common and preferred dividends will be paid on January 15, 2025 to stockholders of record as of December 31, 2024.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss third quarter results on November 12, 2024, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, interested parties may dial 1-800-715-9871 and reference conference ID 1026321 to listen to the live call. A replay of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release owns 15 hotels comprised of 7,255 rooms, the majority of which are operated under nationally recognized brands. Sunstone's strategy is to create long-term stakeholder value through the acquisition, active ownership, and disposition of well-located hotel and resort real estate. For further information, please visit Sunstone’s website at www.sunstonehotels.com. The Company’s website is provided as a reference only and any information on the website is not incorporated by reference in this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: we own upper upscale and luxury hotels located in urban and resort destinations in an industry that is highly competitive; events beyond our control, including economic slowdowns or recessions, pandemics, natural disasters, civil unrest and terrorism; inflation adversely affecting our financial condition and results of operations; system security risks, data protection breaches, cyber-attacks and systems integration issues, including those impacting the Company’s suppliers, hotel managers or franchisors; a significant portion of our hotels are geographically concentrated so we may be disproportionately harmed by economic conditions, competition, new hotel supply, real and personal property tax rates or natural disasters in these areas of the country; we face possible risks associated with the physical and transitional effects of climate change; uninsured or underinsured losses could harm our financial condition; the operating results of some of our hotels are significantly reliant upon group and transient business generated by large corporate customers, and the loss of such customers for any reason could harm our operating results; the increased use of virtual meetings and other similar technologies could lessen the need for business-related travel, and, therefore, demand for rooms in our hotels may be adversely affected; our hotels require ongoing capital investment and we may incur significant capital expenditures in connection with acquisitions, repositionings and other improvements, some of which are mandated by applicable laws or regulations or agreements with third parties, and the costs of such renovations, repositionings or improvements may exceed our expectations or cause other problems; delays in the acquisition, renovation or repositioning of hotel properties may have adverse effects on our results of operations and returns to our stockholders; accounting for the acquisition of a hotel property or other entity involves assumptions and estimations to determine fair value that could differ materially from the actual results achieved in future periods; volatility in the debt and equity markets may adversely affect our ability to acquire, renovate, refinance or sell our hotels; we may pursue joint venture investments that could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturer; we may be subject to unknown or contingent liabilities related to recently sold or acquired hotels, as well as hotels we may sell or acquire in the future; we may seek to acquire a portfolio of hotels or a company, which could present more risks to our business and financial results than the acquisition of a single hotel; the sale of a hotel or portfolio of hotels is typically subject to contingencies, risks and uncertainties, any of which may cause us to be unsuccessful in completing the disposition; the illiquidity of real estate investments and the lack of alternative uses of hotel properties could significantly limit our ability to respond to adverse changes in the performance of our hotels; we may issue or invest in hotel loans, including subordinated or mezzanine loans, which could involve greater risks of loss than senior loans secured by income-producing real properties; if we make or invest in mortgage loans with the intent of gaining ownership of the hotel secured by or pledged to the loan, our ability to perfect an ownership interest in the hotel is subject to the sponsor’s willingness to forfeit the property in lieu of the debt; one of our hotels is subject to a ground lease with an unaffiliated party, the termination of which by the lessor for any reason, including due to our default on the lease, could cause us to lose the ability to operate the hotel altogether and may adversely affect our results of operations; because we are a REIT, we depend on third-parties to operate our hotels; we are subject to risks associated with our operators’ employment of hotel personnel; most of our hotels operate under a brand owned by Marriott, Hyatt, Hilton, Four Seasons or Montage, and should any of these brands experience a negative event, or receive negative publicity, our operating results may be harmed; our franchisors and brand managers may adopt new policies or change existing policies which could result in increased costs that could negatively impact our hotels; future adverse litigation judgments or settlements resulting from legal proceedings could have an adverse effect on our financial condition; claims by persons regarding our properties could affect the attractiveness of our hotels or cause us to incur additional expenses; the hotel business is seasonal and seasonal variations in business volume at our hotels will cause quarterly fluctuations in our revenue and operating results; changes in the debt and equity markets may adversely affect the value of our hotels; certain of our hotels have in the past become impaired and additional hotels may become impaired in the future; laws and governmental regulations may restrict the ways in which we use our hotel properties and increase the cost of compliance with such regulations, and noncompliance with such regulations could subject us to penalties, loss of value of our properties or civil damages; corporate responsibility, specifically related to environmental sustainability, social responsibility and corporate governance, or ESG, factors and commitments, may impose additional costs and expose us to new risks that could adversely affect our results of operations, financial condition and cash flows; our franchisors and brand managers may require us to make capital expenditures pursuant to property improvement plans or to comply with brand standards; termination of any of our franchise, management or operating lease agreements could cause us to lose business or lead to a default or acceleration of our obligations under certain of our debt instruments; the growth of alternative reservation channels could adversely affect our business and profitability; the failure of tenants in our hotels to make rent payments or otherwise comply with the material terms of our retail and restaurant leases may adversely affect our results of operations; we rely on our corporate and hotel senior management teams, the loss of whom may cause us to incur costs and harm our business; we could be harmed by inadvertent errors, misconduct or fraud that is difficult to detect; if we fail to maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or identify and prevent fraud; we have outstanding debt which may restrict our financial flexibility; certain of our debt is subject to variable interest rates, which creates uncertainty in the amount of interest expense we will incur in the future and may negatively impact our operating results; our stock repurchase program may not enhance long-term stockholder value, could cause volatility in the price of our common and preferred stock and could diminish our cash reserves; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“Nareit”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real

Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. Nareit defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to Nareit’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current Nareit definition, or that interpret the current Nareit definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre or Adjusted FFO attributable to common stockholders:

●	Amortization of deferred stock compensation: we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels.

●	Amortization of contract intangibles: we exclude the noncash amortization of any favorable or unfavorable contract intangibles recorded in conjunction with our hotel acquisitions. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; the write-off of development costs associated with abandoned projects; property-level restructuring, severance, and management transition costs; pre-opening costs associated with extensive renovation projects such as the work being performed at The Confidante Miami Beach; debt resolution costs; lease terminations; property insurance restoration proceeds or uninsured losses; and other nonrecurring identified adjustments.

In addition, to derive Adjusted EBITDAre, we exclude the amortization of our right-of-use assets and related lease obligations as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the real estate amortization of our right-of-use assets and related lease obligations, which includes the amortization of our operating lease intangibles (with the exception of our corporate operating lease), as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. We also exclude preferred stock redemption charges, changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Reconciliations of net income to EBITDAre, Adjusted EBITDAre, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2024	2023
	(unaudited)
Assets
Investment in hotel properties, net	$2,849,875	$2,585,279
Operating lease right-of-use assets, net	9,330	12,755
Cash and cash equivalents	115,542	426,403
Restricted cash	77,018	67,295
Accounts receivable, net	34,110	31,206
Prepaid expenses and other assets, net	30,666	26,383
Total assets	$3,116,541	$3,149,321

Liabilities
Debt, net of unamortized deferred financing costs	$814,112	$814,559
Operating lease obligations	13,039	16,735
Accounts payable and accrued expenses	63,644	48,410
Dividends and distributions payable	22,619	29,965
Other liabilities	78,332	73,014
Total liabilities	991,746	982,683

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
Series G Cumulative Redeemable Preferred Stock, 2,650,000 shares issued and outstanding at both September 30, 2024 and December 31, 2023, stated at liquidation preference of $25.00 per share	66,250	66,250
6.125% Series H Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at both September 30, 2024 and December 31, 2023, stated at liquidation preference of $25.00 per share	115,000	115,000
5.70% Series I Cumulative Redeemable Preferred Stock, 4,000,000 shares issued and outstanding at both September 30, 2024 and December 31, 2023, stated at liquidation preference of $25.00 per share	100,000	100,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 200,919,457 shares issued and outstanding at September 30, 2024 and 203,479,585 shares issued and outstanding at December 31, 2023	2,009	2,035
Additional paid in capital	2,394,525	2,416,417
Distributions in excess of retained earnings	(552,989)	(533,064)
Total stockholders' equity	2,124,795	2,166,638

Total liabilities and stockholders' equity	$3,116,541	$3,149,321

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Revenues
Room	$138,759	$158,467	$425,870	$484,304
Food and beverage	63,866	64,007	196,572	213,634
Other operating	23,767	25,226	68,597	69,317
Total revenues	226,392	247,700	691,039	767,255
Operating expenses
Room	37,453	41,034	110,349	122,756
Food and beverage	46,286	47,777	138,343	148,309
Other operating	5,815	6,129	18,153	18,031
Advertising and promotion	13,220	12,767	38,326	39,686
Repairs and maintenance	9,094	10,060	26,783	29,112
Utilities	7,670	7,784	19,909	21,644
Franchise costs	4,711	4,278	13,735	12,756
Property tax, ground lease and insurance	19,777	21,709	58,686	60,320
Other property-level expenses	26,702	29,020	82,445	92,654
Corporate overhead	7,577	7,127	23,263	23,991
Depreciation and amortization	31,689	33,188	91,841	97,927
Total operating expenses	209,994	220,873	621,833	667,186
Interest and other income	2,350	1,218	11,306	6,398
Interest expense	(15,982)	(11,894)	(39,685)	(34,911)
Gain on sale of assets, net	—	—	457	—
Gain on extinguishment of debt	—	9	59	9,930
Income before income taxes	2,766	16,160	41,343	81,486
Income tax benefit (provision), net	483	(602)	1,083	(1,763)
Net income	3,249	15,558	42,426	79,723
Preferred stock dividends	(3,931)	(3,226)	(11,297)	(10,762)
(Loss) income attributable to common stockholders	$(682)	$12,332	$31,129	$68,961

Basic and diluted per share amounts:
Basic and diluted (loss) income attributable to common stockholders per common share	$—	$0.06	$0.15	$0.33

Basic weighted average common shares outstanding	201,402	205,570	202,261	206,257
Diluted weighted average common shares outstanding	201,402	205,782	202,857	206,553

Distributions declared per common share	$0.09	$0.07	$0.25	$0.17

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net income	$3,249	$15,558	$42,426	$79,723
Depreciation and amortization	31,689	33,188	91,841	97,927
Interest expense	15,982	11,894	39,685	34,911
Income tax (benefit) provision, net	(483)	602	(1,083)	1,763
Gain on sale of assets, net	—	—	(457)	—
EBITDAre	50,437	61,242	172,412	214,324

Amortization of deferred stock compensation	2,430	2,511	8,381	8,263
Amortization of right-of-use assets and obligations	(153)	(13)	(271)	(82)
Amortization of contract intangibles, net	—	(19)	—	(55)
Gain on extinguishment of debt	—	(9)	(59)	(9,930)
Gain on insurance recoveries	—	—	(314)	(3,722)
Pre-opening costs	853	—	1,452	—
Adjustments to EBITDAre, net	3,130	2,470	9,189	(5,526)

Adjusted EBITDAre	$53,567	$63,712	$181,601	$208,798

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share data)

Reconciliation of Net Income to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net income	$3,249	$15,558	$42,426	$79,723
Preferred stock dividends	(3,931)	(3,226)	(11,297)	(10,762)
Real estate depreciation and amortization	31,320	33,025	90,846	97,456
Gain on sale of assets, net	—	—	(457)	—
FFO attributable to common stockholders	30,638	45,357	121,518	166,417

Amortization of deferred stock compensation	2,430	2,511	8,381	8,263
Real estate amortization of right-of-use assets and obligations	(129)	(124)	(381)	(371)
Amortization of contract intangibles, net	315	84	833	252
Noncash interest on derivatives, net	3,326	(1,469)	1,095	(3,348)
Gain on extinguishment of debt	—	(9)	(59)	(9,930)
Gain on insurance recoveries	—	—	(314)	(3,722)
Pre-opening costs	853	—	1,452	—
Prior year income tax benefit, net	(582)	—	(1,530)	—
Adjustments to FFO attributable to common stockholders, net	6,213	993	9,477	(8,856)

Adjusted FFO attributable to common stockholders	$36,851	$46,350	$130,995	$157,561

FFO attributable to common stockholders per diluted share	$0.15	$0.22	$0.60	$0.80

Adjusted FFO attributable to common stockholders per diluted share	$0.18	$0.23	$0.64	$0.76

Basic weighted average shares outstanding	201,402	205,570	202,261	206,257
Shares associated with unvested restricted stock awards	1,065	411	900	473
Diluted weighted average shares outstanding	202,467	205,981	203,161	206,730

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2024

(Unaudited and in thousands, except for per share amounts)

Reconciliation of Net Income to Adjusted EBITDAre

	Year Ended
	December 31, 2024
	Low	High

Net income	$31,100	$41,100
Depreciation and amortization	124,300	124,300
Interest expense	53,500	53,500
Income tax benefit, net	(900)	(900)
Amortization of deferred stock compensation	10,500	10,500
Pre-opening costs	3,000	3,000
Other items, net	(1,000)	(1,000)
Gain on sale of assets, net	(500)	(500)
Adjusted EBITDAre	$220,000	$230,000

Reconciliation of Net Income to Adjusted FFO Attributable to Common Stockholders

	Year Ended
	December 31, 2024
	Low	High

Net income	$31,100	$41,100
Preferred stock dividends	(15,500)	(15,500)
Real estate depreciation and amortization	123,000	123,000
Amortization of deferred stock compensation	10,500	10,500
Pre-opening costs	3,000	3,000
Noncash interest on derivatives, net	1,100	1,100
Prior year income tax benefit, net	(1,500)	(1,500)
Other items, net	300	300
Gain on sale of assets, net	(500)	(500)
Adjusted FFO attributable to common stockholders	$151,500	$161,500

Adjusted FFO attributable to common stockholders per diluted share	$0.75	$0.80

Diluted weighted average shares outstanding	203,000	203,000

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Comparable Hotel Adjusted EBITDAre Margin (1)	24.9%	25.6%	27.0%	29.1%
Comparable Hotel Adjusted EBITDAre Margin, Excluding The Confidante Miami Beach (1)	25.2%	26.6%	27.3%	29.4%

Total revenues	$226,392	$247,700	$691,039	$767,255
Non-hotel revenues (2)	—	(19)	—	(55)
Total Actual Hotel Revenues	226,392	247,681	691,039	767,200
Prior ownership hotel revenues (3)	—	11,149	17,737	38,463
Sold hotel revenues (4)	—	(34,020)	—	(85,582)
Comparable Hotel Revenues	226,392	224,810	708,776	720,081
The Confidante Miami Beach revenues (5)	(141)	(4,699)	(4,288)	(27,985)
Comparable Hotel Revenues, Excluding The Confidante Miami Beach	$226,251	$220,111	$704,488	$692,096

Net income	$3,249	$15,558	$42,426	$79,723
Non-hotel revenues (2)	—	(19)	—	(55)
Non-hotel operating expenses, net (6)	(306)	(270)	(880)	(895)
Property-level adjustments (7)	1,068	82	485	444
Corporate overhead	7,577	7,127	23,263	23,991
Depreciation and amortization	31,689	33,188	91,841	97,927
Interest and other income	(2,350)	(1,218)	(11,306)	(6,398)
Interest expense	15,982	11,894	39,685	34,911
Gain on sale of assets, net	—	—	(457)	—
Gain on extinguishment of debt	—	(9)	(59)	(9,930)
Income tax (benefit) provision, net	(483)	602	(1,083)	1,763
Actual Hotel Adjusted EBITDAre	56,426	66,935	183,915	221,481
Prior ownership hotel Adjusted EBITDAre (3)	—	3,625	7,232	14,545
Sold hotel Adjusted EBITDAre (4)	—	(12,926)	—	(26,604)
Comparable Hotel Adjusted EBITDAre	56,426	57,634	191,147	209,422
The Confidante Miami Beach Adjusted EBITDAre (5)	560	986	1,281	(6,101)
Comparable Hotel Adjusted EBITDAre, Excluding The Confidante Miami Beach	$56,986	$58,620	$192,428	$203,321

*Footnotes on following page

(1)	Comparable Hotel Adjusted EBITDAre Margin is calculated as Comparable Hotel Adjusted EBITDAre divided by Comparable Hotel Revenues. Comparable Hotel Adjusted EBITDAre Margin, Excluding The Confidante Miami Beach is calculated as Comparable Hotel Adjusted EBITDAre, Excluding The Confidante Miami Beach divided by Comparable Hotel Revenues, Excluding The Confidante Miami Beach.
(2)	Non-hotel revenues include the amortization of any favorable or unfavorable contract intangibles recorded in conjunction with the Company's hotel acquisitions.
(3)	Prior ownership hotel revenues and Adjusted EBITDAre include results for the Hyatt Regency San Antonio Riverwalk prior to the Company’s acquisition of the hotel in April 2024. The Company obtained prior ownership information from the previous owner of the Hyatt Regency San Antonio Riverwalk during the due diligence period before acquiring the hotel. The Company performed a limited review of the information as part of its analysis of the acquisition.
(4)	Sold hotel revenues and Adjusted EBITDAre include results for the Boston Park Plaza, sold in October 2023.
(5)	The Confidante Miami Beach is undergoing a comprehensive renovation and conversion to Andaz Miami Beach and results are not comparable to prior periods.
(6)	Non-hotel operating expenses, net include the amortization of hotel real estate-related right-of-use assets and obligations. Non-hotel operating expenses, net for the third quarter and first nine months of 2024 and for the first nine months of 2023 also include prior year property tax credits related to sold hotels.
(7)	Property-level adjustments for the third quarter and first nine months of 2024 include $0.2 million and $0.4 million, respectively, in taxes assessed on commercial rents at the Hyatt Regency San Antonio Riverwalk and Hyatt Regency San Francisco, and $0.9 million and $1.5 million, respectively, in pre-opening costs at The Confidante Miami Beach. Property-level adjustments for the first nine months of 2024 are net of a $1.3 million COVID-19-related relief grant received at the Marriott Boston Long Wharf. Property-level adjustments for the third quarter and first nine months of 2023 include $0.1 million and $0.4 million, respectively, in taxes assessed on commercial rents at the Hyatt Regency San Francisco.